Exhibit 10.19

Execution Copy

This AMENDED AND RESTATED TRANSACTION AND MANAGEMENT FEE AGREEMENT (this “Agreement”) is dated as of November 5, 2016 and is among SMART Worldwide Holdings, Inc. (f/k/a SMART Modular Technologies (WWH), Inc., as successor to Saleen Acquisition, Inc.), a Cayman Islands exempted company (together with its successors, the “Company”), Silver Lake Management Company III, L.L.C., a Delaware limited liability company (“SLMC”), and Silver Lake Management Company Sumeru, L.L.C., a Delaware limited liability company (“SLMCS” and together with SLMC, the “Managers” and each a “Manager”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of April 26, 2011 (as may be amended, supplemented or modified, the “Merger Agreement”) by and among Saleen Holdings, Inc., a Cayman Islands exempted company (“Parent”) pursuant to which Saleen Acquisition, Inc. merged with and into SMART Worldwide Holdings, Inc. (f/k/a SMART Modular Technologies (WWH), Inc.) (the “Merger”);

WHEREAS, each of the Managers has expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company and its business and has facilitated the Merger and certain other related transactions (collectively, the “Transactions”) through its provision of financial and structural analysis, due diligence investigations, other advice and negotiation assistance with all relevant parties to the Transactions. Each of the Managers has also provided advice and negotiation assistance with relevant parties in connection with the financing of the Transactions as contemplated by the Merger Agreement;

WHEREAS, the Company desires to avail itself, for the Term of this Agreement, of each of the Managers’ expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the Company believes will be beneficial to it, and each of the Managers desires to provide the services to the Company as set forth in this Agreement in consideration of the payment of the fees described below; and

WHEREAS, the rendering by each of the Managers of the services described in this Agreement has been made and will be made on the basis that the Company will pay, or cause to be paid, the fees described below.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Transaction and M&A Management Fees. In consideration of each Manager undertaking financial and structural analysis, due diligence investigations, corporate strategy and other advice and negotiation assistance necessary in order to enable the Transactions to be consummated, the Company will pay at the Closing (as defined in the Merger Agreement) of the Merger (the date of such Closing, the “Closing Date”) a non-refundable and irrevocable transaction fee (the “Transaction Fee”), by wire transfer of immediately available funds to the bank account or accounts designated by each Manager, of (a) $10,000,000 to SLMC (or its designees) and (b) $5,000,000 to SLMCS (or its designees). The parties hereto acknowledge and agree that the Transaction Fee has been paid in full on August 26, 2011 (the “Original Agreement Date”).

SECTION 2. Appointment. The Company hereby engages each of the Managers to render the Services (as defined in Section 3(a)) on the terms and subject to the conditions of this Agreement.

SECTION 3. Services. (a) Each of the Managers, severally and not jointly, agrees that until the expiration of the Term (as defined below) or the earlier termination of all or part of its obligations under this Section 3 pursuant to Section 4(d) hereof, it will render to the Company or any of its subsidiaries, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents and third parties as such Manager in its sole discretion may designate from time to time, monitoring, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, as and to the extent requested by the Company, in each case as the Company shall reasonably and specifically request by way of written notice to the Managers, which notice shall specify the services required of the Managers, including, without limitation, (i) advice regarding the structure, distribution and timing of private or public debt or equity offerings and advice regarding relationships with the Company’s and its subsidiaries’ lenders and bankers, including in relation to the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers or other financial advisors or consultants, (ii) advice regarding the strategy of the Company and its subsidiaries, (iii) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company, (iv) general advice regarding dispositions and/or acquisitions, (v) advice regarding the business of the Company and its subsidiaries and (vi) such other advice directly related or ancillary to the above services as may be reasonably requested by the Company (collectively, the “Services”). Neither Manager will have any obligation to provide any other services to the Company or its subsidiaries absent an agreement between such Manager and the Company or its subsidiaries over the scope of such other services and the payment therefor.

(b) It is expressly agreed that the Services to be rendered hereunder will not include investment banking or other financial advisory services which may be provided by each of the Managers or any of their respective affiliates to the Company, or any of its subsidiaries, in connection with any specific proposed acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities, financing or similar transaction by the Company or any of its subsidiaries (each, a “Future Transaction”). Each of the Managers may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence (collectively, the “Additional Services”) by mutual agreement of the Company or such subsidiary, on the one hand, and each of the Managers or their respective relevant affiliates, on the other hand (it being understood that the only such additional compensation that the Managers may be entitled to receive in connection with an Initial Public Offering (as defined in that certain Sponsor Shareholders Agreement, dated as of August 26, 2011, by and among Parent and the investors named therein as it may be amended from time to time, the “Sponsor Shareholders Agreement”)) or a Change of Control (as defined below) or other liquidity event in which the Sponsor Investors

(as defined in the Sponsor Shareholders Agreement) sell their interests in Parent, shall be the consideration described in Section 4(d); provided, however, that any such additional compensation for Additional Services shall be apportioned (i) two-thirds (2/3) to SLMC and (ii) one-third (1/3) to SLMCS; and provided, further, that any such additional compensation for Additional Services for any Future Transaction shall be equal to customary fees charged by internationally recognized investment banks for serving as an advisor in a similar transaction as such Future Transaction.

(c) The Managers shall perform all services to be provided hereunder as an independent contractor to the Company and not as employees, agents or representatives of the Company.

(d) For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole (which assets may include the capital stock of subsidiaries), to any person or entity other than the Sponsor Investors or their affiliates or (ii) the acquisition, directly or indirectly, by any person, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision) other than the Sponsor Investors or their affiliates, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of capital stock representing 50% or more of the total voting power of Parent or any of its direct or indirect parent companies holding directly or indirectly greater than 50% of the total voting power of Parent.

SECTION 4. Management and Other Fees.

(a) In consideration of the Services being rendered by the Managers, the Company will pay, or will cause to be paid, to the Managers an aggregate annual non-refundable and irrevocable management fee (the “Management Fee”), by wire transfer of immediately available funds to the bank account or accounts designated by each Manager, of $4,000,000, payable in quarterly installments in arrears at the end of each calendar quarter, subject to adjustment from time to time as set forth below. The initial Management Fee shall be pro rated to reflect the portion of the current calendar year which has elapsed prior to the Closing Date. The Management Fee (including each installment payment thereof) shall be apportioned (i) one-half (1/2) to SLMC and (ii) one-half (1/2) to SLMCS. The Management Fee shall be payable regardless of the level of Services provided during any fiscal quarter and shall not be refundable under any circumstances.

(b) In the event the Company or any of its subsidiaries enters into a business combination transaction with another entity that is large enough to constitute a “significant subsidiary” of the Company under any of the relevant tests contained in Regulation S-X as promulgated by the Securities and Exchange Commission, the Company and the Managers will mutually agree, following good faith negotiations, on an appropriate increase in the Management Fee as warranted by the increase in the consolidated size of the Company. Such increase in the Management Fee will be pro rated on the basis of the number of days elapsed in the then applicable quarter in which such transaction is consummated.

(c) To the extent the Company cannot pay, or cause to be paid, the Management Fee for any reason, including by reason of any prohibition on such payment pursuant to any applicable law or the terms of any agreement or indenture governing indebtedness of the Company or its subsidiaries, the payment by the Company or any of its subsidiaries to the Managers of the accrued and payable Management Fee will be deferred and will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Management Fee is no longer prohibited under any such agreement or indenture applicable to the Company and the Company or its subsidiaries, as applicable, is otherwise able to make such payment, or cause such payment to be made and (ii) total or partial liquidation, dissolution or winding up of the Company. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company or its subsidiaries, any forbearance of collection of the Management Fee by either Manager shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company or its subsidiaries (including, without limitation, the other Manager). Any such forbearance shall be at such Manager’s sole option and discretion and shall in no way impair such Manager’s right to collect such payments or the other Manager’s right to collect any payment hereunder. Any installment of the Management Fee not paid on the scheduled due date shall not bear interest.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Requisite Managers (as defined below) may elect, in their sole discretion by the delivery of written notice to the Company, at any time in connection with or in anticipation of a Change of Control or an Initial Public Offering to receive, in consideration of the Managers’ role in facilitating the same and in settlement of the termination of the Services, any remaining accrued and unpaid Management Fees (including any accrued and unpaid installment payments thereof) payable by the Company under this Agreement. Promptly after the receipt of such written notice (or at such other time as designated therein), the Company shall pay any accrued and unpaid Management Fees (including any accrued and unpaid installment payments thereof) to the Managers (or their respective designees) by wire transfer in same-day funds to the bank account or accounts designated by each Manager, which payment shall not be refundable under any circumstances. Upon the giving of such notice, the obligation of each Manager to provide the Services hereunder, and the obligations of the Company to pay Management Fees (except as provided in this Section 4(d)), shall be terminated, but all other provisions of this Agreement shall continue unaffected. For purposes of this Agreement, “Requisite Managers” shall mean both Managers, unless any Change of Control or Initial Public Offering was approved (i) by the SLP Directors (as defined in the Sponsor Shareholders Agreement) following a Director Deadlock (as defined in the Sponsor Shareholders Agreement) or (ii) by the Silver Lake Partners Investors following a Sponsor Deadlock (as defined in the Sponsor Shareholders Agreement), in which case SLMC shall be the only Requisite Manager.

SECTION 5. Reimbursements. In addition to the fees payable pursuant to this Agreement, the Company will pay, or cause to be paid, directly, or reimburse each Manager and each of its affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the out-of-pocket costs and expenses incurred by each Manager and its affiliates, whether incurred on, prior to or after the date hereof, in connection with the Transactions and the Services or other services provided by them under this Agreement (including prior to the Closing), or in order to make Securities and Exchange Commission and other legally required filings relating to the ownership, directly or indirectly, of equity securities of the Company, its controlling persons or its subsidiaries by such Manager or its affiliates, or otherwise incurred by such Manager or its affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by such Manager or its affiliates of capital stock of the Company, its controlling persons or its subsidiaries, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by such Manager or any of its affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Manager or any of its affiliates, and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with such Manager’s or its affiliates’ ordinary operations. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company by the relevant payee.

SECTION 6. Indemnification. The Company will indemnify and hold harmless each Manager and its former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees (each a “Related Party”) or any Related Party of any Related Party (each such person being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages, liabilities and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with (a) the Transactions, the Services or other services contemplated by this Agreement or the engagement of the Managers pursuant to, and the performance by the Managers of the Services or other services contemplated by, this Agreement, (b) such Manager’s or its respective affiliates’ ownership of Securities (as defined in the Sponsor Shareholders Agreement) or any other securities of Parent or any of its subsidiaries or affiliates, or such Manager’s or its affiliates’ control or ability to influence Parent or any of its subsidiaries or affiliates (other than any such Liabilities to the extent such Liabilities arise out of any breach of the Sponsor Shareholders Agreement by such Indemnified Party or its affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or affiliates) or (c) the business, operations, properties, assets or other rights or liabilities of Parent or any of its subsidiaries, in each case, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by Parent, the Company or any of their respective subsidiaries; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified Liabilities which is permissible under applicable law. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct, bad faith or fraud of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted solely from the willful misconduct, bad faith or fraud of such Indemnified Party.

The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities (as defined below) to, be fully and primarily responsible for the payment to the Indemnified Parties in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the General Corporation Law of the State of Delaware, as amended, (ii) this Agreement, (iii) the memorandum of association and the articles of association of the Company, as amended, (iv) any other agreement between the Company or any Controlled Entity and the Indemnified Parties pursuant to which the Indemnified Parties are indemnified, (v) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (vi) the memorandum or association, articles of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Parties may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company, or any Controlled Entity) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery the Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to the Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this paragraph as though each such Controlled Entity was a party to this Agreement.

For purposes of this Agreement, the term (a) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the memorandum of association, articles of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company or operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnified Party-Related Entity, on the other hand, and (b) the term “Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

SECTION 7. Accuracy of Information. The Company shall furnish or cause to be furnished to each of the Managers such information as each of the Managers believes reasonably appropriate to render the Services and other services contemplated by this Agreement and to comply with the Securities and Exchange Commission or other legal requirements relating to the beneficial ownership, directly or indirectly, by the Managers or their respective affiliates and their respective members, officers and employees of equity securities of the Company or any controlling person or subsidiary thereof (all such information so furnished, the “Information”). The Company recognizes and confirms that the Managers (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services and other services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

SECTION 8. Term. This Agreement will become effective as of the Effective Time (as defined in the Merger Agreement) and (except as otherwise provided herein) will continue until the tenth anniversary of the Original Agreement Date (the “Term”); provided, however, that the Term of this Agreement shall automatically be extended thereafter for successive one-year periods unless either the Company or both Managers deliver a written notice to the other of its desire to terminate this Agreement at least 90 days prior to such ten-year anniversary or the expiration of any such one-year period thereafter. Notwithstanding anything to the contrary set forth herein, (x) the expiration of the Term will not affect the obligations of the Company to pay, or cause to be paid, any amounts accrued but not yet paid as of the date of such expiration and (y) the provisions of Sections 4(c), 5, 6, 7, 8, 9 and 10 hereof will survive the expiration of the Term. The Management Fee will accrue and be payable with respect to the entire calendar year of the Company in which the Term expires.

SECTION 9. Disclaimer, Release and Limitation of Liability.

(a) Disclaimer; Standard of Care. Neither Manager nor any of their respective affiliates makes any representation or warranty, express or implied, in respect of the Services to be provided hereunder. In no event shall a Manager or any Indemnified Party be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct, bad faith or fraud of such Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that each Manager and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which such Manager or its affiliates may serve as an advisor, a director or in some other capacity, in recognition that such Manager and its affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and the Managers (or one or more of their respective affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, in recognition of the benefits to be derived by the Company hereunder, and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 9(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Managers. Except as a Manager may otherwise agree in writing after the date hereof:

(i) Each Manager and its affiliates (including one or more associated investments funds or portfolio companies) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that such Manager believes in good faith is necessary or appropriate to fulfill its obligations as described in the first sentence of this Section 9(b); and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(ii) Each Manager and its affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 9(b)(i) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require any Manager or any of their respective affiliates to act in a manner inconsistent with the provisions of this Section 9(b).

(iii) Neither the Managers nor any of their respective affiliates shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 9(b) or of any such person’s participation therein, and none of such activities or omissions shall be considered “willful misconduct” for purposes hereof.

(c) Release. The Company hereby irrevocably and unconditionally releases and forever discharges each Manager and each other Indemnified Party from any and all liabilities, claims and causes of action related to or arising out of or in connection with the Transactions, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Services or other services contemplated by, this Agreement or any of the activities or omissions contemplated by Section 9(b), in each case, that the Company may have suffered or incurred, or may claim to have suffered or incurred, on or after the Original Agreement Date, except with respect to any act or omission that constitutes willful misconduct, bad faith or fraud of such Manager or Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction. In no event shall a Manager or such Manager’s Indemnified Parties be liable for any such willful misconduct, bad faith or fraud of the other Manager or such other Manager’s Indemnified Parties.

(d) Limitation of Liability. In no event will any Manager or any Indemnified Party be liable to the Company or any of its affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to or arising out of or in connection with the Transactions, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Services or other services contemplated by, this Agreement that the Company may have suffered or incurred, or may claim to have suffered or incurred, on or after the Original Agreement Date, except with respect to any act or omission that constitutes willful misconduct, bad faith or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in the aggregate for any reason whatsoever in excess of the fees actually received by such Manager hereunder.

(e) Several Not Joint Obligations. The obligations of each Manager under this Agreement are several and not joint with the obligations of the other Manager, and no Manager shall be responsible in any way for the performance of the obligations of the other Manager under this Agreement.

SECTION 10. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b) Any notice, request, instruction or other document to be given hereunder by any party to the others (except for notices specifically required to be delivered orally) shall be in writing and delivered personally or sent by facsimile or overnight courier:

if to SLMC or SLMCS:

c/o Silver Lake

2775 Sand Hill Road

Menlo Park, California 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: Karen.King@silverlake.com

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Attention: Peter Malloy

Facsimile: (650) 251-5002

E-mail: pmalloy@stblaw.com

if to the Company:

SMART Worldwide Holdings, Inc.

c/o SMART Modular Technologies, Inc.

39870 Eureka Drive

Newark, California 94560

Fax No.: 510-624-8231

Attention: Bruce Goldberg

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party (i) upon actual receipt, if delivered personally; (ii) upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or (iii) at the end of the next business day after deposit with an overnight courier, if sent by a nationally recognized overnight courier.

(c) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any mandatory provision of Cayman Islands corporate law.

(e) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts, as applicable. Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Chosen Courts, that any such court lacks jurisdiction over such party.

(f) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 10(b) of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 10(g), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(g) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in any of the Chosen Courts, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding, as applicable.

(h) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(i) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(I).

(j) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of both Managers; provided, however, that each Manager may assign or transfer its duties or interests hereunder to any of its affiliates (other than any portfolio companies affiliated with such Manager) at the sole discretion of such Manager. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) each of the Indemnified Party-Related Entities shall be third-party beneficiaries with respect to Section 6 hereof and (ii) each of the Indemnified Parties shall be third-party beneficiaries with respect to Sections 6 and 9 hereof, in each case entitled to enforce such provisions as though each such Indemnified Party-Related Entity or Indemnified Party, as applicable, were a party to this Agreement.

(k) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(l) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(m) Each payment made by the Company pursuant to this Agreement shall be paid by wire transfer of immediately available federal funds to such account or accounts as specified by the Managers to the Company prior to such payment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction and Management Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT
COMPANY III, L.L.C.

By:	/s/ James A. Davidson
Name: James A. Davidson
Title: Director

SILVER LAKE MANAGEMENT
COMPANY SUMERU, L.L.C.

By:
Name: Paul Mercadante
Title: Director

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

[Amended and Restated Transaction and Management Fee Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction and Management Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT
COMPANY III, L.L.C.

By:
Name: James A. Davidson
Title: Director

SILVER LAKE MANAGEMENT
COMPANY SUMERU, L.L.C.

By:	/s/ Paul Mercadante
Name: Paul Mercadante
Title: Director

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

[Amended and Restated Transaction and Management Fee Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction and Management Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT
COMPANY III, L.L.C.

By:
Name:
Title:

SILVER LAKE MANAGEMENT
COMPANY SUMERU, L.L.C.

By:
Name:
Title:

SMART WORLDWIDE HOLDINGS, INC.

By:	/s/ Iain MacKenzie
Name: Iain MacKenzie
Title: President & CEO

[Amended and Restated Transaction and Management Fee Agreement]